EXHIBIT 10.1
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                               RETENTION AGREEMENT


     AGREEMENT, dated as of August 29, 2002, by and between Admiralty Bancorp, Inc., a Delaware corporation ("COMPANY"), and ______________ ("EMPLOYEE").

     WHEREAS, the Employee currently serves as an employee of the Company;

     WHEREAS, Royal Bank of Canada, a Canadian chartered bank ("RBC"), RBC Centura Banks, Inc. ("RBC CENTURA") and Admiralty Bancorp, Inc. (the "SELLER"), have entered into an Agreement and Plan of Merger, dated as of August 29, 2002 (the "MERGER AGREEMENT"), pursuant to which the Seller will merge with and into a subsidiary of RBC Centura;

     WHEREAS, the Company recognizes the Employee's contribution to the growth and success of the Company and desires to provide for the continued employment of the Employee after the "CLOSING DATE" (as defined in the Merger Agreement) and to make certain changes in the Employee's employment arrangements with the Company, which the Company has determined will reinforce and encourage the continued attention and dedication to the Company of the Employee as an employee of the Company in the best interests of the Company and its shareholders;

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to work in the employ of the Company, subject to the terms and conditions of this Agreement and the consummation of the "Merger" (as defined in the Merger Agreement), for the period commencing on the Closing Date and expiring on the second anniversary of the Closing Date (the "EMPLOYMENT PERIOD"). Prior to the expiration of the Employment Period, the Company and the Employee may consider terms of the Employee's continued employment following the Employment Period.

     2.   TERMS OF EMPLOYMENT.

          (a)  POSITION AND DUTIES.

               (i) During the Employment Period, the Employee shall serve as ______________________ with the appropriate authority, duties and responsibilities attendant to such position and any other duties that may be assigned by the Company.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote substantially all of the Employee's business attention and time to the business and affairs of the Company and to use the Employee's reasonable best efforts to perform such responsibilities. During the
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     Employment Period, it shall not be a violation of this Agreement for the
     Employee to (A) serve, with prior approval of the Board, on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements and (C) manage personal investments, so long as such activities do not interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  COMPENSATION.

               (i) Annual Base Salary. During the Employment Period, the Employee shall receive an annual base salary of at least $________ ("ANNUAL BASE SALARY") payable in accordance with the Company's payroll practices.

               (ii) Cash Bonus. During the Employment Period, the Employee shall be eligible to receive a cash bonus ("BONUS") in connection with the Employee's participation in the [annual short term incentive/sales tracking] bonus program of RBC Centura, as in effect from time to time, on terms consistent with similarly situated employees of RBC Centura.

               (iii) [Long Term Incentive Plan. During the Employment Period, the Employee shall be eligible to participate in the long term incentive plan of RBC Centura ("LONG TERM INCENTIVE PLAN") on terms consistent with similarly situated employees of RBC Centura.]

               (iv) Retention Bonus. As soon as practicable following the second anniversary of the Closing Date, the Employee shall receive a retention bonus ("RETENTION BONUS") of $________; provided that the Employee remains employed by the Company until such second anniversary.

          (c)  BENEFITS.

               (i) Employee Benefit Plans. During the Employment Period, except as otherwise expressly provided herein, the Employee shall be entitled to participate in all employee benefit and other plans, practices, policies and programs and fringe benefits on a basis no less favorable than that provided to other similarly situated employees of RBC Centura.

               (ii) [Car Allowance. During the Employment Period, the Employee shall be entitled to receive an automobile allowance of $____ per month; provided that the Employee agrees to comply with all reporting requirements of the Company, which will not require the submission of mileage reports.]

     3.   TERMINATION OF EMPLOYMENT.

          (a) DEATH OR DISABILITY. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. If the

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Company determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with
Section 8(b) of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "DISABILITY EFFECTIVE DATE"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "DISABILITY" shall have the meaning ascribed under the long term disability plan of RBC Centura.

          (b) CAUSE. The Company may terminate the Employee's employment during the Employment Period with or without Cause. For purposes of this Agreement, "CAUSE" shall mean:

               (i) the failure by the Employee to substantially perform the Employee's responsibilities, after written demand for substantial performance has been given by the Company that specifically identifies how the Employee has not performed such responsibilities, the requirements for correcting such deficiency and a reasonable period to correct such deficiency;

               (ii) the engaging by the Employee in illegal conduct or gross misconduct which causes financial or reputational harm to the Company or its affiliates;

               (iii) the conviction of a misdemeanor involving theft or dishonesty or any felony or a guilty or nolo contendere plea by the Employee with respect thereto;

               (iv) the breach by the Employee of any written policies of the Company or its affiliates, including the breach of the guiding principles and code of conduct of the RBC Financial Group ("CODE OF CONDUCT");

               (v) the breach by the Employee of Section 5(a), 5(b) or 5(c); or

               (vi) the engaging by the Employee in fraud or misappropriation of the funds or property of the Company or its affiliates.

          (c) GOOD REASON. The Employee's employment may be terminated by the Employee with or without Good Reason. For purposes of this Agreement, "GOOD REASON" shall mean in the absence of a written consent of the Employee:

               (i) any reduction in Annual Base Salary as set forth in Section 2(b)(i), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or

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               (ii) any requirement that the Employee shall be based anywhere more than 40 miles from the office where the Employee is located immediately prior to the Closing Date.

Notwithstanding the foregoing, placing the Employee on a paid leave, pending the determination of whether there is a basis to terminate the Employee for Cause, shall not constitute a "Good Reason" event; provided, further, that, if the Employee is subsequently terminated for Cause, then the Employee shall repay any amounts paid by the Company to the Employee during such paid leave period.

          (d) NOTICE OF TERMINATION. Any termination by the Company or by the Employee shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 8(b). For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination.

          (e) DATE OF TERMINATION. "DATE OF TERMINATION" means (i) if the Employee's employment is terminated by the Company other than for Disability, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, (ii) if the Employee's employment is terminated by the Employee, 30 days after receipt of the Notice of Termination (provided, that, the Company may accelerate the Date of Termination to an earlier date by providing the Employee with notice of such action placing the Employee on paid leave during such period) and (iii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

     4.   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          (a) OTHER THAN FOR CAUSE; FOR GOOD REASON. If, during the Employment Period, the Company shall terminate the Employee's employment other than for Cause or Disability, or the Employee shall terminate employment for Good Reason, the Company shall have no further obligations to the Employee other than:

               (i) the Company shall pay to the Employee ratably over the three
     (3) months following the Date of Termination (with payments being made at the beginning of each such month) an amount equal to the sum of (A) the amount equal to the Employee's Annual Base Salary through the Date of Termination to the extent theretofore unpaid plus (B) the amount equal to three (3) months of the Employee's Annual Base Salary as in effect on the Date of Termination plus (C) the pro-rata portion of the Retention Bonus calculated for the period from the Closing Date through the Date of Termination; and
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               (ii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Employee any other amounts or benefits required to be paid or provided or which the Employee is eligible to receive under any plan, program, policy or practice or other contract or agreement of the Company and its affiliated companies through the Date of Termination, (such other amounts and benefits shall be hereinafter referred to as the "OTHER BENEFITS").

          (b) DEATH; DISABILITY. If, during the Employment Period, the Employee's employment shall terminate on account of death or Disability, the Company shall have no further obligations to the Employee other than to provide the Employee (or the Employee's estate) (i) the Annual Base Salary through the Date of Termination to the extent theretofore unpaid and (ii) the Other Benefits.

          (c) FOR CAUSE. If, during the Employment Period, the Company shall terminate the Employee's employment for Cause or the Employee terminates the Employee's employment without Good Reason, the Company shall have no further obligations to the Employee other than the obligation to pay to the Employee (i) the Annual Base Salary through the Date of Termination to the extent theretofore unpaid and (ii) the Other Benefits.

          (d) CONDITION. The Company shall not be required to make the payments and provide the benefits specified in this Section 4 unless the Employee executes and delivers to the Company an agreement releasing the Company, its affiliates and its officers, directors and employees from all liability (other than the payments and benefits due under this Agreement) in a form reasonably satisfactory to the Company.

     5. COVENANTS NOT TO COMPETE OR SOLICIT COMPANY CLIENTS AND EMPLOYEES; CONFIDENTIAL INFORMATION.

          (a) NON-COMPETE. During the Employee's employment with the Company and during the Protected Period, the Employee shall not directly or indirectly (without the prior written consent of the Company):

               (i) hold a 5% or greater equity (including stock options whether or not exercisable), voting or profit participation interest in a Competitive Enterprise, or

               (ii) associate (including as a director, officer, employee, members, partner, consultant, agent or advisor) with a Competitive Enterprise and in connection with the Employee's association engage, or directly or indirectly manage or supervise personnel engaged, in any activity:

                    (A) that is substantially related to any activity in which the Employee was engaged with the Company or its affiliates during the 12 months prior to the Date of Termination,

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                    (B) that is substantially related to any activity for which the Employee had direct or indirect managerial or supervisory responsibility with the Company or its affiliates during the 12 months prior to the Date of Termination, or

                    (C) that calls for the application of specialized knowledge or skills substantially related to those used by the Employee in the Employee's activities with the Company or its affiliates during the 12 months prior to the Date of Termination.

For purposes of this Agreement, "PROTECTED PERIOD" means (i) if the Employee's employment is terminated by the Employee for any reason that does not constitute Good Reason or if the Employee's employment is terminated by the Company for Cause, the remainder of the Employment Period and (ii) if the Employee's employment is terminated by the Company for any reason except for Cause, a six
(6) month period after the date the Employee's employment is terminated or the remainder of the Employment Period, whichever is less.

For purposes of this Agreement, "COMPETITIVE ENTERPRISE" means any business or enterprise that (A) is involved, directly or indirectly, in the business of banking or other financial services in the State of Florida or (B) holds a 5% or greater equity, voting or profit participation interest in any enterprise that engages in such a competitive activity.

          (b) NON-SOLICIT. During the Employee's employment with the Company and during the Protected Period, the Employee shall not, in any manner, directly or indirectly (without the prior written consent of the Company): (i) Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company, (ii) transact business with any Client that would cause the Employee to be a Competitive Enterprise, (iii) interfere with or damage any relationship between the Company and a Client or
(iv) Solicit anyone who is then an employee of the Company (or who was an employee of the Company within the prior 12 months and a party to a retention agreement with the Company dated as of the date hereof) to resign from the Company or to apply for or accept employment with any other business or enterprise.

For purposes of this Agreement, a "CLIENT" means any client or prospective client of the Company or its affiliates to whom the Employee provided services, or for whom the Employee transacted business, or whose identity became known to the Employee in connection with the Employee's relationship with or employment by the Company or its affiliates, and "SOLICIT" means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take or refrain from taking any action.

          (c) CONFIDENTIAL INFORMATION. The Employee hereby acknowledges that, as an employee of the Company, the Employee will be making use of, acquiring and adding to Confidential Information of a special and unique nature and value relating to the Company and its strategic plan and financial operations. The Employee further recognizes and acknowledges that all Confidential Information

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is the exclusive property of the Company, is material and confidential, and is critical to the successful conduct of the business of the Company. Accordingly, the Employee hereby covenants and agrees that the Employee will use Confidential Information for the benefit of the Company only and shall not at any time, directly or indirectly, during the term of this Agreement and thereafter, divulge, reveal or communicate any confidential information to any person, firm, corporation or entity whatsoever, or use any Confidential Information for the Employee's own benefit or for the benefit of others.

For purposes of this agreement, "Confidential Information" includes, but is not limited to, the following: financial and compensation information, business strategies, plans, methodologies, client records, client lists, proposals, training materials, computer software, operations and organizational and personnel matters (including information regarding any aspect of the Employee's tenure as an employee of the Company or of the termination of such employment).

          (d) SURVIVAL. Any termination of the Employee's employment or of this Agreement (or breach of this Agreement by the Employee or the Company) shall have no effect on the continuing operation of this Section 5.

          (e) VALIDITY. The terms and provisions of this Section 5 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected; provided, that, if Section 5(a) is finally determined not to be enforceable as written, the Company's obligation to make or provide any future payments or benefits under Section 4(a) shall cease. The parties hereto acknowledge that the potential restrictions on the Employee's future employment imposed by this Section 5 are reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 5 unreasonable in duration or geographic scope or otherwise, the Employee and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

          (f) CONSIDERATION. The parties acknowledge that this Agreement would not have been entered into and the benefits described in Section 2 or 4 would not have been promised in the absence of the Employee's promises under this
Section 5.

          (g) CEASE PAYMENTS. In the event that the Employee breaches Section 5(a), 5(b) or 5(c), the Company's obligation to make or provide payments or benefits under Section 4 shall cease and any payments made thereunder shall be repaid by the Employee.

          (h) NOTICE TO NEW EMPLOYERS. Before the Employee commences employment with any other person or entity while any of Section 5(a), 5(b), or 5(c) is in effect, the Employee will provide the prospective employer with written notice of the provisions of this Section 5 and will deliver a copy of the notice to the Company.

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     6.   SUCCESSORS.

          (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution, and any purported or attempted assignment shall be null and void. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

     7.   DISPUTES.

          (a) MANDATORY ARBITRATION. Subject to the provisions of this Section 7, any controversy or claim between the Employee and the Company arising out of or relating to or concerning this Agreement (including the covenants contained in Section 5) or any aspect of the Employee's employment with the Company or the termination of that employment (together, an "EMPLOYMENT MATTER") will be finally determined by arbitration in Palm Beach County, Florida administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules then in effect. However, the AAA's Commercial Arbitration Rules will be modified in the following ways: (i) each arbitrator will agree to treat as confidential evidence and other information presented to them, (ii) there will be no authority to award punitive damages (and the Employee and the Company agree not to request any such award), (iii) subject to 7(b) below, the optional Rules for Emergency Measures of Protections will apply, (iv) there will be no authority to amend or modify the terms of this Agreement except as provided in Section 8(a) (and the Employee and the Company agree not to request any such amendment or modification) and (v) a decision must be rendered within ten business days of the parties' closing statements or submission of post-hearing briefs.

          (b) INJUNCTIONS AND ENFORCEMENT OF ARBITRATION AWARDS. The Employee or the Company may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in Palm Beach County, Florida to confirm, modify or vacate any arbitration award under Section 7(a). Also, the Company may bring such an action or proceeding, in addition to its rights under
Section 7(a) and whether or not an arbitration proceeding has been or is ever initiated, to temporarily, preliminarily or permanently enforce any part of
Section 5 or obtain any other interim, extraordinary or preliminary injunctive relief available under governing law.

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          (c)  JURISDICTION AND CHOICE OF FORUM. THE EMPLOYEE AND THE COMPANY
IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN PALM BEACH COUNTY, FLORIDA OVER ANY EMPLOYMENT MATTER THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO SECTION 7(A). This includes any action or proceeding to compel arbitration or to confirm, modify or vacate an arbitration award. Both the Employee and the Company (i) acknowledge that the forum stated in this Section 7(c) has a reasonable relation to this Agreement and to the relationship between the Employee and the Company and that the submission to the forum will apply even if the forum chooses to apply non-forum law, (ii) waive, to the extent permitted by law, any objection to personal jurisdiction or to the laying of venue of any action or proceeding covered by this Section 7(c) in the forum stated in this Section 7(c), (iii) agree not to commence any such action or proceeding in any forum other than the stated in this Section 7(c) and (iv) agree that, to the extent permitted by law, a final and non-appealable judgment in any such action or proceeding in any such court will be conclusive and binding on the Employee and the Company. However, nothing in this Agreement precludes the Employee or the Company from bringing any action or proceeding in any court for the purpose of enforcing the provisions of
Section 7(a) and this Section 7(c).

          (d) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE EMPLOYEE AND THE COMPANY WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY EMPLOYMENT MATTER.

          (e) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

     8.   MISCELLANEOUS.

          (a) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile if to the Company, addressed as follows:

          If to the Employee:

          at the Employee's primary residential address as shown on the records of the Company

          If to the Company:

          RBC Centura
          1417 Centura Highway
          Rocky Mount, NC 27804

          Telecopy Number:  (404) 495-6023
          Attention: General Counsel

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or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Employee's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, including, without limitation, the right of the Employee to terminate employment for Good Reason pursuant to Section 3(c) or the Company's right to terminate the Employee for Cause pursuant to Section 3(b) shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) It is the parties' intention that this Agreement not be construed more strictly with regard to the Employee or the Company.

          (g) From and after the Closing Date, this Agreement shall supersede any other employment or severance agreement or arrangements between the parties (and the Employee shall not be eligible for severance benefits under any plan, program or policy of the Company).

          (h) Any reference to a Section herein is a reference to a section of this Agreement unless otherwise stated.



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     IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                             EMPLOYEE


                                             ----------------------------
                                             Print Name:




                                             ADMIRALTY BANCORP, INC.


                                             By:
                                                 ------------------------
                                                 Name:
                                                 Title:








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